Exhibit 99.1

FOR IMMEDIATE RELEASE

Hill International Restatement and Profit Improvement Plan Update

PHILADELPHIA — DECEMBER 22, 2017 — Hill International (NYSE:HIL), the global leader in managing construction risk, announced today several items related to the Company’s restatement and financial outlook. This includes:

Restatement Filing Date

The Company intends to file the restated annual and quarterly financial statements for the Non-Reliance Periods (years ended December 31, 2016, 2015 and 2014 and the quarters ended March 31, June 30, and September 30 in 2015 and 2016 and the quarter ended March 31, 2017) during the first quarter of 2018.

Current Backlog Update

The Company’s total estimated backlog at September 30, 2017 was $890 million compared to $895 million at June 30, 2017. Twelve-month backlog was $320 million at September 30, 2017 and at June 30, 2017. Our estimated net bookings for the first nine months of 2017 was $351 million equating to a book-to-bill ratio of 120%.

2017-2018 Guidance Update

Based on current market conditions and the current backlog amounts described above, the Company expects consulting fee revenue between $385 million and $400 million for 2017 and between $400 million and $415 million for 2018.

Profit Improvement Plan (PIP) Update

The Company commenced the PIP in May 2017 following the sale of the Construction Claims Group. The Company initially identified gross, annualized pre-tax savings ranging from $27 million to $38 million. To date, we have reduced our annual labor cost by approximately $17 million through targeted and organizational changes, incurring pre-tax restructuring and other charges of approximately $4 million through October 31, 2017 for employee termination benefits and related costs. As a result of the reductions already implemented, the partial year gross savings through December 31, 2017 will be approximately $8 million, with expected annual gross savings of approximately $32 million in 2018 increasing to approximately $38 million in 2019 and beyond. The Company continues to seek additional cost savings opportunities and expects to substantially complete the PIP during the second quarter of 2018.

As previously disclosed, and in connection with the accounting for the May 2017 sale of its Construction Claims Group, the Company is reviewing the historical accounting for certain foreign currency adjustments related to intercompany balances, revenue recognition, and other matters (collectively, the “Restatement Adjustments”). The Company, with the assistance of outside financial consultants, is continuing to evaluate its historical and current practices with respect to accounting for the Restatement Adjustments in accordance with generally accepted accounting principles in the United States.

Hill International, with more than 3,000 professionals in more than 50 offices worldwide, provides program management, project management, construction management and other consulting services to clients in a variety of market sectors. Engineering News-Record magazine recently ranked Hill as the eighth-largest construction management firm in the United States. For more information on Hill, please visit our website at www.hillintl.com.

Certain statements contained herein may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is our intent that any such statements be protected by the safe harbor created thereby. Except for historical information, the matters set forth herein including, but not limited to, any projections of revenues, earnings, profit improvement, cost savings or other financial items; any statements concerning our plans, strategies and objectives for future operations; and any statements regarding future economic conditions or performance, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties. Although we believe that the expectations, estimates and assumptions reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Important factors that could cause our actual results to differ materially from estimates or projections contained in our forward-looking statements are set forth in the Risk Factors section and elsewhere in the reports we have filed with the Securities and Exchange Commission, including that unfavorable global economic conditions may adversely impact our business, our backlog may not be fully realized as revenue, we may incur difficulties in implementing the PIP, our expenses may be higher than anticipated, and the review of the Company’s accounting, accounting policies and internal control over financial reporting, and the preparation of and the audit or review, as applicable, of restated filings may take longer than currently anticipated or additional restatement adjustments may be identified.  We do not intend, and undertake no obligation, to update any forward-looking statement.

Hill International, Inc.
Elizabeth J. Zipf, LEED AP BD+C
Senior Vice President
Hill International, Inc.
One Commerce Square
2005 Market Street, 17th Floor
Philadelphia, PA 19103
Tel:  215-309-7707
elizabethzipf@hillintl.com

Hill International, Inc.
Marco A. Martinez
SVP & Interim Chief Financial Officer
(215) 309-7951
marcomartinez@hillintl.com

InvestorCom
John Glenn Grau
President
(203) 295-7841
jgrau@investor-com.com

(HIL-G)

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